UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 17, 2013

VEECO INSTRUMENTS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-16244 (Commission File Number)	11-2989601 (IRS Employer Identification No.)

Terminal Drive, Plainview, New York  11803

(Address of principal executive offices)

(516) 677-0200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On June 17, 2013, Veeco Instruments Inc. (“Veeco” or the “Company”) received a letter from The NASDAQ Stock Market LLC (“NASDAQ”) indicating that the NASDAQ Listing Qualifications Panel (the “Panel”) had granted the Company’s request to extend the stay of suspension of trading in its common stock pending a final determination regarding the Company’s listing status following a hearing before the Panel.  On June 18, 2013, Veeco issued a press release regarding the extension of the stay, a copy of which is furnished as Exhibit 99.1 to this report.  The hearing has been scheduled for June 27, 2013.

At the hearing, the Company will request additional time to satisfy the NASDAQ listing requirement that the Company be current in its filings with the Securities and Exchange Commission. The Panel typically issues decisions within 30 days of the hearing date; however, there is no requirement that the Panel do so within that time frame.  The Company will provide an update regarding its continued listing status once a decision on this matter has been issued following the hearing.

Item 9.01   Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit	Description
99.1	Press release issued by Veeco dated June 18, 2013

The information in this report, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, nor shall this information or these exhibits be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 18, 2013	VEECO INSTRUMENTS INC.

	By:	/s/ Gregory A. Robbins

Name: Gregory A. Robbins
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description
99.1	Press release issued by Veeco dated June 18, 2013